EXHIBIT 99.1

Reed’s Reports Preliminary Unaudited Fourth Quarter and Full Year 2022 Results and Issues 2023 Financial Outlook

- Preliminary Q4 2022 Net Revenue up 18% to Approximately $15.1 million -

- Continued Double-Digit Net Revenue Growth, Gross Profit Improvement, and $6 Million of Operating Expense Reductions to Generate Positive Modified EBITDA and Cash Flow from Operations in 2023 -

Norwalk, CT, (February 1, 2023) — Reed’s, Inc. (NASDAQ: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, is providing preliminary unaudited fourth quarter and full year 2022 financial results, as well as introducing its financial outlook for 2023.

“We generated record net sales during the fourth quarter and continue to see meaningful improvements to the bottom line as the implementation of our various growth and cost saving initiatives take effect,” said Norman E. Snyder, CEO of Reed’s. “After enduring unprecedented inflation and supply chain impediments, we have regained momentum.

“We have completed a comprehensive cost review and have rightsized our cost structure for sustainability—cost of goods has been lowered, delivery and handling costs, transportation costs, marketing spend, and general and administrative costs all have been reduced. In the aggregate, we anticipate more than $6 million of operating cost savings from 2022 levels. Our commitment to the bottom line has never been more pronounced.

“As we progress through 2023, we plan to continue executing our plan to deliver double-digit net sales growth along with gross margin expansion and the aforementioned cost savings. As our preliminary numbers indicate, Reed’s is trending in the right direction, and we will maintain our focus on turning modified EBITDA profitable by the end of the second quarter and cash flow positive thereafter.”

Preliminary Q4 2022 Financial Highlights (vs. Q4 2021)

●	Net revenue is projected to increase 18% to approximately $15.1 million.
●	Gross profit is expected to increase 49% to approximately $3.9 million, with gross margin anticipated to improve 530 bps to approximately 26%.
●	Delivery and handling costs have declined 7%.
●	Selling and marketing expenses have declined 23% to approximately $1.7 million.
●	General and administrative costs have been reduced by 8% to $1.6 million.
●	Modified EBITDA loss is expected to improve to approximately $(1.9) million compared to $(3.9) million.

Preliminary FY 2022 Financial Highlights (vs. 2021)

●	Net revenue is projected to increase 7% to approximately $53.1 million compared to $49.6 million.
●	Gross profit is expected to be approximately $12.6 million compared to $13.6 million, with gross margin expected to be approximately 24% compared to 27%.
●	Delivery and handling costs have declined 2%.
●	Selling and marketing expenses have declined 25% to approximately $7.3 million.
●	General and administrative expenses have been reduced by 13% to $6.9 million.
●	Modified EBITDA loss is expected to improve to approximately $(12.2) million compared to $(13.5) million.

FY 2023 Financial Outlook

The Company projects double-digit net revenue growth in 2023, gross margin to surpass 30%, and modified EBITDA to turn profitable by the end of the second quarter. The Company also expects to turn cash flow positive in 2023.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and naturally bold™ better-for-you beverages. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 45,000 stores nationwide.

Reed’s is known as America’s #1 name in natural, ginger-based beverages. Crafted using real ginger and premium ingredients, the Reed’s portfolio includes ginger beers, ginger ales, ready-to-drink ginger mules, hard ginger ale, ginger shots, and ginger candies. The brand has recently successfully expanded into the zero-sugar segment with its proprietary, natural sweetener system.

Virgil’s® is an award-winning line of craft sodas, made with the finest natural ingredients and without GMOs or artificial preservatives. The brand offers an array of great tasting, bold flavored sodas including Root Beer, Vanilla Cream, Black Cherry, Orange Cream, and more. These flavors are also available in nine zero sugar varieties which are naturally sweetened and certified ketogenic.

Flying Cauldron® is a non-alcoholic butterscotch beer prized for its creamy vanilla and butterscotch flavors. Sought after by beverage aficionados, Flying Cauldron is made with natural ingredients and no artificial flavors, sweeteners, preservatives, gluten, caffeine, or GMOs.

For more information, visit drinkreeds.com, virgils.com and flyingcauldron.com.

Cautionary Note Regarding Preliminary Financial Information, Financial Guidance and Growth

This release should be read in conjunction with the financial statements and management’s discussion and analysis (“MD&A”) included in the Company’s filings with the Securities and Exchange Commission (“SEC”), as well as the matters discussed under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2021 as updated by the Company’s filings with the SEC. The audited annual consolidated financial statements of the Company for the year ended December 31, 2022, and related MD&A are expected to be released on or before March 31, 2023.

Preliminary financial information, financial guidance and growth disclosure have been prepared by management based on information available to it as of the date hereof and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. Estimated preliminary results are subject to completion of our customary quarterly and annual financial closing and audit and review procedures and are not comprehensive statements of our financial results for the three months and fiscal year ended December 31, 2022 and are subject to adjustments as a result of such procedures. In addition, preliminary financial information and growth disclosure is not necessarily indicative of the results to be achieved in any future period. As a result, actual results may differ materially from the preliminary results shown above and will not be publicly available until the Company reports its fourth quarter and full year fiscal 2022 results in March 2023. In addition, this preliminary financial information and guidance is not necessarily indicative of the results to be achieved in any future period. Our financial statements and related notes as of and for the fiscal year ended December 31, 2022 is expected to be filed with the SEC during March of 2023.

Reed’s 2023 guidance reflects year-to-date and expected future business trends and includes continuing impacts of COVID-19 on the supply chain and logistics as of the date hereof. New supply chain challenges that may develop and further potential inflation cannot be reasonably estimated and are not factored into current fiscal 2023 guidance. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

We include Modified EBITDA for the reasons as described under the heading “Modified EBITDA” below. We encourage you to review our financial information in its entirety and not rely on a single financial measure.

Modified EBITDA

In addition to our GAAP results, we present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus interest expense, depreciation and amortization, stock-based compensation, changes in fair value of warrant expense, and one-time restructuring-related costs including employee severance and asset impairment.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are typically identified by terms such as “estimate,” “expect,” “project”, “anticipate”, “guidance,” “intend,” “financial outlook,” “plan, “will,” “approximately”, and similar expressions. These forward-looking statements are based on current expectations and include our expectations with respect to preliminary financial results for the three months and full year ended December 31, 2022, financial guidance for fiscal year 2023 and growth disclosure. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. Reed’s 2023 guidance reflects year-to-date and expected future business trends and includes impacts of COVID-19 on the supply chain and logistics as of the date hereof. New supply chain challenges that may develop and further potential inflation cannot be reasonably estimated and are not factored into current fiscal 2023 guidance. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

Financial guidance should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make, including our ability to achieve our targets for the fiscal year ending December 31, 2023. The risks and uncertainties referred to above include, but are not limited to: risks associated with current economic uncertainties tied to the COVID-19 pandemic, including but not limited to its effect on customer demand for the our products and services and the impact of potential delays in supply of product inputs and customer payments; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; our ability to compete successfully and manage growth; our need for significant capital; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, brewers and distributors risks related to our international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; increasing costs of fuel and freight, protection of intellectual property; competition; general political or destabilizing events, including war, conflict or acts of terrorism; the effect of evolving domestic and foreign government regulations, including those addressing data privacy and cross-border data transfers; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K filed on April 15, 2022 and subsequent reports filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

ir@reedsinc.com

(720) 330-2829